Exhibit 8.1

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
March 26, 2021	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
Acies Acquisition Corp.	Madrid	Washington,D.C.
1219 Morningside Drive, Suite 110	Milan
Manhattan Beach, CA 90266

Re:   U.S. Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as special U.S. tax counsel to Acies Acquisition Corp., a Cayman Islands exempted company (“Acies”), in connection with the transactions contemplated by the agreement and plan of merger, dated as of February 1, 2021 (as amended or modified from time to time, the “merger agreement”), by and among Playstudios Inc., a Delaware corporation, Acies, Catalyst Merger Sub I, Inc., a Delaware corporation and a wholly owned direct subsidiary of Acies, and Catalyst Merger Sub II, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Acies (the “business combination”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement (defined below).

This opinion is being delivered in connection with the Registration Statement (File No. 333- 253135) of Acies on Form S-4, filed with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”).

In preparing the opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the merger agreement; and (iii) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion.

In rendering our opinion, we have assumed, without any independent investigation or examination thereof, that (i) the business combination will be consummated in the manner described in the Registration Statement and the merger agreement, and will be effective under applicable law, and none of the terms or conditions contained in either the Registration Statement or the merger agreement will be waived or modified and (ii) the facts relating to the business combination are accurately and completely reflected in the Registration Statement and the merger agreement. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above.

March 26, 2021

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the Service or, if challenged, by a court.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, we hereby confirm that the statements in the Registration Statement under the caption “U.S. Federal Income Tax Considerations for Holders of Acies Securities,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

This opinion is being delivered prior to the consummation of the business combination and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Except as expressly set forth above, we express no other opinion. This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP